EX-99.(j)

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KPMG LLP                       Telephone   617 988 1000
99 High Street                 Fax         617 988 0800
Boston, MA 02110-2371          Internet    www.us.kpmg.com







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trustees and Shareholders
Julius Baer Investment Funds:

The Board of Directors and Shareholders
Julius Baer Global Equity Fund Inc.:

We consent to the use of our reports, dated December 3, 2004, on the financial statements of Julius Baer Global Equity Fund, Inc. and, dated December 8, 2004, on the financial statements of Julius Baer International Equity Fund, Julius Baer Total Return Bond Fund, and Julius Baer Global High Yield Bond Fund, each a series of Julius Baer Investment Funds, each incorporated by reference into this registration form filed on Form N-1A and to the references to our firm under the captions "Financial Highlights" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.

[GRAPHIC] KPMG



Boston, Massachusetts
February 28, 2005